SCHEDULE 14A INFORMATION
                        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                             THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
   |_|  Preliminary Proxy Statement          |_| Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
   |_|  Definitive Proxy Statement
   |X|  Definitive Additional Materials
   |_|  Soliciting Material Pursuant to
          Rule 14a-12


                            DEXTER CORPORATION
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              (Name of Registrant as Specified In Its Charter)


                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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        0-11.
        (a) Title of each class of securities to which transaction applies:

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        (b) Aggregate number of securities to which transaction applies:

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        (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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        (d) Proposed maximum aggregate value of transaction:

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        (e) Total Fee paid:

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   |_|  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the
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        registration statement number, or the Form or Schedule and the date
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        (4) Date Filed: _____________________________________________________

               As filed with the Commission on July 11, 2000






                           IMPORTANT ANNOUNCEMENT


July 10, 2000

Dear Shareholder:

I am pleased to inform you that your Board of Directors has successfully fulfilled its commitment to maximize value for all shareholders. ON JULY 9, 2000 DEXTER CORPORATION ANNOUNCED THAT IT HAD SIGNED A DEFINITIVE AGREEMENT WITH INVITROGEN CORPORATION IN WHICH INVITROGEN WILL ACQUIRE ALL OF DEXTER'S OUTSTANDING COMMON STOCK FOR $62.50 PER SHARE IN CASH AND INVITROGEN STOCK.

A copy of Dexter's press release announcing the transaction is enclosed for your information.

The Dexter Annual Meeting of Shareholders continues to be scheduled for Friday, July 14, 2000 and your Board of Directors needs your support. We urge you to act promptly by voting FOR the current Board on the enclosed WHITE proxy card.

        RE-ELECT THE DIRECTORS WHO SUCCESSFULLY NEGOTIATED A $62.50
           TRANSACTION FOR YOU AND FULFILLED THEIR COMMITMENT TO
                    MAXIMIZE VALUE FOR ALL SHAREHOLDERS

Furthermore, on Friday, July 7, 2000, Institutional Shareholder Services
(ISS), the nation's preeminent investor voting advisory service, issued a recommendation that Dexter shareholders vote in favor of the Company's slate of directors and against the slate proposed by International Specialty Products (ISP), which includes ISP Chairman Samuel Heyman.

The ISS recommendation says, in part: "We believe that Dexter management has taken the necessary actions to maximize shareholder value, and we are somewhat skeptical of Mr. Heyman's quest to protect all Dexter shareholders."* The report went on to say: "ISP has indicated that it believes that its offer is full and fair and therefore has no plan to increase it beyond the $45 per-share level. Even if it is assumed that the sale of the coatings business does not occur or that its proceeds are devoted entirely to transaction and severance costs, it seems likely that shareholders should receive more than ISP is offering."* PLEASE KEEP IN MIND THAT THE ISS RECOMMENDATION AND THESE COMMENTS WERE MADE PRIOR TO THE ANNOUNCEMENT OF THE $62.50 TRANSACTION.

            WE BELIEVE THE CHOICE TODAY IS EASIER THAN EVER - DO
            SHAREHOLDERS WANT $45 PER SHARE OR $62.50 PER SHARE?

Your vote is important regardless of the number of shares that you own. If you previously signed a GOLD proxy card, you have every legal right to change your mind. Only your latest dated proxy will be voted so send in your WHITE proxy card today.

ALLOW YOUR BOARD TO FINISH THE JOB THAT THEY STARTED AND TO CLOSE THE PENDING $62.50 TRANSACTION THAT THEY NEGOTIATED ON YOUR BEHALF.

Please sign, date and return the enclosed WHITE proxy card promptly so that it is received in time to be counted.

             TIME IS SHORT - VOTE YOUR WHITE PROXY CARD TODAY!

Once again, on behalf of your Board of Directors, I thank you for your continued support.


Sincerely,

/sig/


K. Grahame Walker
Chairman and Chief Executive Officer


*Permission to use these statements was neither sought nor obtained.